                                                                   Exhibit 10-20


                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of March 31, 2004, by and among Lexington Precision Corporation, a Delaware corporation ("LPC"), Lexington Rubber Group, Inc. ("LRG" and together with LPC, individually, each a "Borrower" and collectively, "Borrowers"), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Congress Financial Corporation, a Delaware corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                                   WITNESSETH:

      Whereas, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent, The CIT Group/Commercial Financing, Inc., in its capacity as co-agent ("Co-Agent"), and Lenders (as the same now exists and is amended hereby or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements").

      WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement and Agent and Lenders are willing to agree to such amendments, subject to the terms and conditions contained herein; and

      WHEREAS, by this Amendment No. 1, Borrowers, Agent and Lenders intend to evidence such amendments.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, the parties hereto agree as follows:

SECTION 1. Definitions.

            1.1 Additional Definitions. As used herein, "Amendment No. 1" shall mean this Amendment No. 1 to Amended Restated Loan and Security Agreement by and among Agent, Lenders and Borrowers as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, such definition.

            1.2 Defined Terms. For purposes of this Amendment No. 1, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used and/or defined in the recitals above, shall have the respective meanings assigned to such terms in the Loan Agreement.
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SECTION 2. Amendments to Loan Agreement.

            2.1 Rubber Group Reserve. Section 1.122 of the Loan Agreement is deleted in its entirety and replaced with the following:

            "1.122 "Rubber Group Reserve" shall mean the Reserve in the amount of $1,000,000; provided, that, $500,000 of the Rubber Group Reserve shall be released within five (5) Business Days from the last to be received by Agent of each of the following: (a) a certificate from Borrowers, executed by the Chief Financial Officer of each Borrower and either the Chairman of the Board or President of each Borrower, stating that the EBITDA of Borrowers' "Rubber Group", as such EBITDA of the Rubber Group is reflected in Borrowers' quarterly reports on Form 10-Q and annual reports on Form 10-K, for the prior two consecutive fiscal quarters was not less $8,000,000 and (b) the financial statements of Borrowers with respect to such prior two consecutive fiscal quarters as required pursuant to Section 9.6 hereof; and the balance of the Rubber Group Reserve shall be released within five (5) business days following the earlier of (x) the receipt by the Agent of the Borrowers' financial statements for the nine months ended September 30, 2004, so long as the Fixed Coverage Charge Ratio of Borrowers for the consecutive nine months immediately preceding September 30, 2004 (treated as a single accounting period) is not less than 1.00 to 1.00 and (y) the receipt by the Agent of the Borrowers' financial statements for any Test Date after September 30, 2004, which evidence that the Fixed Coverage Charge Ratio of Borrowers for the immediately preceding consecutive twelve months (treated as a single accounting period) is not less than 1.00 to 1.00; provided, that, as of the date of such release and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing; provided, further, that, in the event such Reserve is released in accordance with the conditions set forth above, Agent shall re-establish such Reserve in the amount of $1,000,000 at any time that Agent determines that the EBITDA of Borrowers' Rubber Group, as such EBITDA of the Rubber Group is reflected in Borrower' quarterly reports on Form 10-Q and annual reports on Form 10-K, for any prior two consecutive fiscal quarters was less than $8,000,000 and such Reserve shall be released in the event that the conditions set forth above for its release have been satisfied."

            2.2 Affirmative and Negative Covenants.

                  (a) Section 9.11(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d) LRG may pay dividends to LPC; provided, that, as of the date of such dividend payment and immediately after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;"

            2.3 Financial Covenants.

                  (a) Section 9.19 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
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            "9.19 Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio
of Borrowers (on a consolidated basis) as of the last day of each fiscal quarter set forth below ("Test Date") for the immediately preceding period set forth below with respect to such fiscal quarter (treated as a single accounting period) shall be not less than the ratio set forth opposite thereto:

               Ratio            Fiscal Quarter Applicable Period
               -----            --------------------------------
             0.85:1.00          For the three months ending
                                March 31, 2004

             0.85:1.00          For the six months ending
                                June 30, 2004

             0.85:1.00          For the nine months ending
                                September 30, 2004

             0.90:1.00          For the twelve months ending
                                December 31, 2004

             0.95:1.00          For the twelve months ending
                                March 31, 2005

             1.00:1.00          For the twelve months ending
                                June 30, 2005

             1.05:1.00          For the twelve months ending
                                September 30, 2005

             1.10:1.00          For the twelve months ending
                                December 31, 2005

             1.10:1.00          For the preceding twelve consecutive
                                months on the last day of each fiscal
                                quarter thereafter

            (b) Section 9.20 of the Loan Agreement is deleted in its entirety and replaced with the following:

            "9.20 Maximum Capital Expenditures. Borrowers shall not, in the aggregate make Capital Expenditures (other than those financed by Indebtedness permitted under Section 9.9(b) hereof) in excess of $6,250,000 in any fiscal year."

SECTION 3. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent for the account of Lenders, contemporaneously with the effectiveness of this Amendment No. 1, an amendment fee in the amount of $40,000, which
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fee shall be fully earned and nonrefundable as of the date hereof and may be charged to any loan account of Borrowers.

SECTION 4. Representations and Warranties. Borrowers, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any Loans by Lenders to Borrowers:

            4.1 As of the date hereof and after giving effect to this Amendment No. 1, no Default or Event of Default exists or has occurred and is continuing.

            4.2 Amendment No. 1 has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers contained herein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms.

SECTION 5. Conditions Precedent. This Amendment No. 1 shall be effective as of March 31, 2004, but only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent:

            5.1 Agent shall have received an original of this Amendment No. 1, duly authorized, executed and delivered by each Borrower; and

            5.2 no Default or Event of Default shall exist or have occurred and be continuing;

SECTION 6. General.

            6.1 Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment No. 1 and the Financing Agreements, the terms of this Amendment No. 1 shall control.

            6.2 The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment No. 1.

            6.3 The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

            6.4 This Amendment No. 1 is binding upon and shall inure to the benefit of Agent, Lenders and Borrowers and their respective successors and assigns.

            6.5 This Amendment No. 1 may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which when taken together
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shall constitute one and the same instrument. In making proof of this Amendment
No. 1, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment No. 1 by telefacsimile shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 1. Any party delivering an executed counterpart of this Amendment No. 1 by telefacsimile also shall deliver an original executed counterpart of this Amendment No. 1, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 1 as to such party or any other party.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
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         IN WITNESS WHEREOF, Agent and Borrowers have caused this Amendment No.
1 to be duly executed as of the day and year first above written.

                                        LEXINGTON PRECISION CORPORATION

                                        By:    /s/  Michael A. Lubin
                                               -------------------------------

                                        Title: Chairman of the Board
                                               -------------------------------


                                        LEXINGTON RUBBER GROUP, INC.

                                        By:    /s/  Michael A. Lubin
                                               -------------------------------

                                        Title: Chairman of the Board
                                               -------------------------------




CONGRESS FINANCIAL CORPORATION,
as Agent

By:    /s/  Herbert C. Korn
       -----------------------------

Title: Vice President
       -----------------------------